Calculation of Filing Fee Tables
S-3
CRESCENT BIOPHARMA, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Ordinary Shares, $0.001 par value per share	457(o)
		Equity	Preferred Shares, $0.001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 500,000,000.00	0.0001381	$ 69,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 69,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 69,050.00
Offering Note
[1]	The securities covered by this registration statement to be sold by the Registrant may be sold separately or in any combination with other securities registered under this registration statement from time to time in one or more offerings. There are being registered hereunder such indeterminate number or amount, as the case may be, of (i) ordinary shares, (ii) preferred shares, (iii) debt securities, (iv) warrants and/or (v) units consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminable number of ordinary shares and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities. The proposed maximum offering price per security and the proposed aggregate offering price per class of security will be determined from time to time by the Registrant of the securities registered hereunder and is not specified as to each class of security. No separate consideration will be received for ordinary shares that are issued upon conversion or exchange of any preferred shares, debt securities, warrants or units registered hereunder. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. The aggregate maximum offering price is estimated solely for the purpose of calculating the registration fee. The aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement will not exceed $500,000,000.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date